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                                                                  EXHIBIT 10.11

                           BROKERAGE PROGRAM AGREEMENT
                                 (DUAL EMPLOYEE)

                  THIS BROKERAGE PROGRAM AGREEMENT (this "Program Agreement") is made as of the below date, by and among LM Financial Partners, Inc., a Maryland corporation ("LMFP"), Legg Mason Financial Services, Inc., a Maryland corporation ("LMFS"), and Pinnacle Bank (the "Bank").

                                   BACKGROUND

         LMFP is a registered broker-dealer and investment advisor which desires to provide certain securities and related services to customers of the Bank and the general public at sales areas located in Bank branches ("Sales Areas").

         LMFS is a licensed insurance agency, which, in conjunction with LMFP, desires to provide certain insurance products and related services to customers of the Bank and the general public at Sales Areas.

         The Bank desires to make LMFP's securities products and services and LMFS's insurance products and services as described in this Program Agreement available to the Bank's customers and other members of the public by leasing the Sales Areas to LMFP and LMFS pursuant to a lease of even date herewith (the "Lease").

                                PROGRAM AGREEMENT

                  The Bank, LMFP and LMFS agree as follows:

                  1. LMFP PROGRAM. LMFP and LMFS agree to provide the LMFP Program in the Sales Areas pursuant to the terms of this Program Agreement. The LMFP Program consists of the following services:

                           1.1      BROKERAGE SERVICES. Throughout the term of
this Program Agreement, LMFP, through its clearing affiliate, Legg Mason Wood Walker Incorporated ("LMWW"), shall establish and maintain brokerage accounts for customers introduced to the LMFP Program through Financial Advisors (as defined in Section 3.1 hereof) and shall accept and arrange for the timely execution, clearance and settlement of orders received from such customers. These orders may be taken either by telephone, through a computer, or in person by one or more Financial Advisors located on the Bank's premises. Either directly or through its clearing affiliate, LMFP shall be responsible for providing customers with periodic brokerage account statements and mailing annual dividend and distribution information as contained in IRS Form 1099 and any other information required by federal, state or local tax laws.

                           1.2      LMFP PRODUCTS. Securities and insurance
products which may be sold by LMFP and LMFS through the LMFP Program ("LMFP Products") may include equities, mutual funds, unit investment trusts, limited partnerships, corporate, government or municipal bonds, variable rate annuities, fixed rate annuities, and other life and health insurance products and other investment products and instruments, as permitted by law. Unless the Bank and LMFP agree in writing to vary the following restrictions, LMFP Products shall not include: (i) commodities (including options for or contracts for future delivery of commodities); (ii) options (other than covered call or protected put options); (iii) futures; and (iv) debt securities issued by the Bank or its affiliates ("Bank Bonds"). Financial Advisors may provide investment advice and recommendations regarding securities and insurance products in accordance with each customer's investment goals and objectives. However, Financial Advisors may not recommend or solicit the purchase or sale of equity securities of the Bank or any affiliate of the Bank ("Bank Securities"). Unsolicited transactions in Bank Securities shall be executed only if the customer signs an affidavit affirming the unsolicited basis of the transaction and that the customer has been informed that the Bank Securities are not insured by the Bank or any affiliate, the FDIC, or any other state or federal deposit guarantee fund. Subject to the limitations with respect to Bank Bonds and Bank Securities, LMFP may accept a sell order for any security.


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                           1.3      INVESTMENT ADVISORY SERVICES. Financial
Advisors may make available to customers certain investment advisory services provided through LMFP or its affiliates.

                           1.4      REFERRALS. LMFP may refer customers to its
affiliates from time to time for a variety of financial needs, including, but not limited to, estate valuation, retirement planning, and IRA Lump Sum distribution analysis.

                  2. MARKETING, TRAINING AND TECHNICAL ASSISTANCE. As part of the LMFP Program, LMFP and LMFS, at their sole expense, shall provide the following services:

                           2.1      Advice and assistance regarding the
identification of employees who will act as Financial Advisors;

                           2.2      Initial and ongoing training of Financial
Advisors with respect to the LMFP Program;

                           2.3      Sponsoring and arranging for NASD Series 7
securities licenses, and all other licenses required by state, federal and self-regulatory agencies, for all Financial Advisors;

                           2.4      Providing National Association of Securities
Dealers ("NASD") registered principals to assist and supervise Financial
Advisors;

                           2.5      Access by Financial Advisors to LMFP's
national and regional offices and support staff, including a toll-free phone for use in connection with the LMFP Program;

                           2.6      Make available to the Bank, upon its
request, either directly or through its clearing affiliate: (i) monthly summaries of all transactions and commissions generated in connection with customer accounts; (ii) a list of written customer complaints, if any, and their resolution; and (iii) a list of sales by product and, if applicable, by Financial Advisor.

                           2.7      Advice and assistance to the Bank in
connection with structuring or implementing any referral based compensation program(s) for Bank Employees (as defined in Section 4.1);

                           2.8      Advice and assistance to the Bank regarding
the preparation by the Bank of materials relating to the LMFP Program, including a prior review of any such materials;

                           2.9      Development of compliance procedures for the
implementation of the LMFP Program and on-going monitoring of compliance procedures. The supervisory and compliance requirements applicable to the LMFP Program shall be set forth in a manual (the "Compliance Manual") prepared by LMFP. The Compliance Manual shall be made available to the Bank and each Financial Advisor;

                           2.10     Performing appropriate due diligence in
connection with LMFP Products; and

                           2.11     Design and lay-out of signage, advertising
and promotional materials regarding the LMFP Program.

                  3.       FINANCIAL ADVISORS

                           3.1      DEFINED. Securities and insurance products
marketed through the LMFP Program shall be offered and sold, and transactions in those products shall be effected, only by Financial Advisors of LMFP, who (i) shall be registered and qualified as necessary with the SEC, the NASD and appropriate state regulatory authorities, (ii) shall be employed by both LMFP and the Bank, and (iii) shall be licensed as insurance agents as necessary with appropriate state regulatory authorities. Each Financial Advisor shall be designated by the Bank subject to approval and acceptance by LMFP, and shall enter into a Financial Advisor Employment Agreement with LMFP.


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                           3.2      COMPENSATION. The Bank shall pay the
compensation of the Financial Advisors out of the payments made by LMFP and/or LMFS to the Bank. The amount of such compensation will be set from time to time by LMFP after consultation with the Bank. LMFP and/or LMFS shall not be liable to any Financial Advisor for any additional compensation, in any form whatsoever, including, without limitation, any fringe benefits.

                           3.3      TRAINING. A Financial Advisors shall be
required to pass those examinations and to undergo any training period as prescribed by law in order to qualify to act as a Financial Advisor. Additional training of Financial Advisors may be required with respect to the LMFP Program and LMFP Products. The Bank shall make Financial Advisors available from time to time to participate in such training.

                           3.4      CONTROL BY LMFP AND LMFS. LMFP and LMFS
shall exercise exclusive control of the Financial Advisors with respect to their conduct as Financial Advisors of LMFP; and their conduct in such capacity shall be governed in all respects by the Compliance Manual and instructions provided by LMFP and LMFS, and by applicable laws, rules and regulations. The Bank shall strictly honor such control relationship and shall not have any involvement whatsoever in any of the securities brokerage, investment advisory and insurance services performed by Financial Advisors on behalf of the LMFP Program.

                           3.5      DISCIPLINE. Financial Advisors shall be
subject to discipline by LMFP and by various federal and state regulatory authorities, associations of securities brokers and dealers and certain other entities having jurisdiction over the operation of LMFP and the conduct of the Financial Advisors. The Bank shall cooperate with LMFP in all respects in connection with the enforcement of any sanctions imposed by LMFP or by any of such entities against any Financial Advisor. Such disciplinary measures may include suspension or dismissal of any Financial Advisor by LMFP. In the event LMFP elects to suspend or dismiss a Financial Advisor, the Bank shall immediately transfer said employee to duties with the Bank unrelated to the LMFP Program, and may take such other disciplinary steps in connection with such employee's employment by the Bank as it deems appropriate. The Bank shall report to LMFP any violation of any law, rule or regulation or of the Compliance Manual of which the Bank has knowledge; provided, however, that the Bank shall not have any obligation to LMFP or LMFS to monitor the activities of the Financial Advisors or to cause compliance by the Financial Advisors with the Compliance Manual. The Bank shall transmit any such report to LMFP in a manner calculated to give LMFP immediate notice of any such violation and shall promptly thereafter confirm any such report in writing to LMFP's compliance officer.

                           3.6      RECOVERY OF COMMISSIONS FROM FINANCIAL
ADVISORS. In the event that LMFP incurs a loss due to a Financial Advisor's act or omission which was negligent or in violation of LMFP's written instructions or guidelines, the Bank will act as LMFP's agent, pursuant to the grant of authority in each Financial Advisor's Employment Agreement with LMFP, in recovering the loss from the Financial Advisor's compensation arising out of the sale of securities and/or insurance products under the terms of this Program Agreement. Nothing herein shall be deemed to imply any liability on the part of the Bank for such losses.

                           3.7      CONDUCT OF BANK'S BUSINESS. In accordance
with their employment by both LMFP and the Bank, a Financial Advisors may conduct business on behalf of the Bank when not acting as a Financial Advisor of LMFP. The conduct of the Bank's business by Financial Advisors shall be consistent with, and subject to, the provisions of SECTION 6 hereof.

                           3.8      IDENTIFICATION OF FINANCIAL ADVISORS. Each
Financial Advisor shall be clearly identified as a representative of LMFP (and not of the Bank) at all times when such Financial Advisor is performing duties related to the LMFP Program. No Financial Advisor shall engage in any activity that would cause a customer reasonably to believe that LMFP is engaged in the banking business or that the Bank is engaged in the securities or insurance business.

                           3.9      ACTIVITIES OF FINANCIAL ADVISORS. Each
Financial Advisor shall inform each customer that LMFP Products are being offered through LMFP, and not by the Bank, and that LMFP Products are neither guaranteed nor insured by the Bank or any governmental agency. Each Financial Advisor shall obtain a written acknowledgment of the foregoing relationships from each person who opens an account with LMFP.


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                  4.       BANK EMPLOYEES

                           4.1      SUPPORT SERVICES. The Bank shall provide
reception, secretarial and support services for the LMFP Program satisfactory to LMFP through Bank employees who are not also Financial Advisors of LMFP ("Bank Employees"). The Bank and LMFP shall agree from time to time on the level of support services necessary to support the LMFP Program.

                           4.2      TRAINING. LMFP shall provide materials,
including a Bank Employee Compliance Manual, to assist the Bank to train Bank Employees regarding standards of conduct and permissible activities in connection with the LMFP Program. The Bank shall make Bank Employees available at reasonable times and from time to time to participate in such training.

                           4.3      LIMITED ACTIVITIES. Bank Employees may
distribute literature regarding the LMFP Program and LMFP Products, direct persons to Financial Advisors and provide certain other limited types of assistance of a clerical or ministerial nature (such as filling literature racks, making appointments or directing customers to other representatives of LMFP when no Financial Advisor is available) but may not engage in any securities brokerage, insurance agent or securities investment advisory activities on behalf of LMFP or LMFS. Bank Employees shall not recommend any security or insurance product, give any form of advice or discuss the merits of any security or insurance product with a customer, qualify a customer as eligible for such products, or accept orders for such products even if unsolicited.

                           4.4      CONTROL BY BANK. The Bank shall monitor the
activities of, and cause compliance by, Bank Employees with the Bank Employee Compliance Manual and shall report to LMFP any known or suspected violations of the Bank Employee Compliance Manual in a manner calculated to give LMFP and LMFS immediate notice of such suspected violation.

                  5.       CONFIDENTIALITY

                           5.1      "BANK CUSTOMER INFORMATION" DEFINED. The
Bank, to the fullest extent permitted under applicable law, shall provide to LMFP and/or LMFS information, excluding confidential and privileged financial information, concerning the then-existing customers of the Bank (the "Bank Customer Information").

                           5.2      PROTECTION OF BANK CUSTOMER INFORMATION.
LMFP and LMFS recognize the proprietary and confidential nature of the Bank Customer Information and will utilize the Bank Customer Information only in accordance with, or as required to carry out the provisions of, this Program Agreement.

                           5.3      OBLIGATIONS OF LMFP AND LMFS. The
obligations of LMFP and LMFS to the Bank with respect to the Bank Customer Information shall include (but not be limited to) the following:

                                    5.3.1 To obey any and all instructions of
the Bank with respect to the Bank Customer Information, and to exercise due care, skill and diligence in carrying out those instructions;

                                    5.3.2 Upon request, and after reasonable
notice, to disclose to the Bank all material facts concerning use of the Bank Customer Information by LMFP and/or LMFS; and

                                    5.3.3 To establish and enforce procedures to
ensure that the Bank Account information is made available only as authorized herein and is not utilized in connection with any activities not permitted pursuant to the Program Agreement.

                           5.4      "LMFP ACCOUNT INFORMATION" DEFINED. LMFP
shall provide to the Bank the information specified herein concerning the LMFP accounts maintained pursuant to the Program Agreement ("LMFP Account Information"). Each business day LMFP shall provide a list of (i) accounts maintained pursuant to the Program Agreement, (ii) the securities held in each such account, and (iii) a valuation of each securities holding. LMFP does not guarantee the accuracy of the LMFP Account Information provided pursuant to this provision.


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                           5.5      PROTECTION OF LMFP ACCOUNT INFORMATION. The
Bank recognizes the proprietary and confidential nature of the LMFP Account Information and agrees that this information shall not be made available to anyone other than Financial Advisors without the prior written consent of LMFP.

                           5.6      OBLIGATIONS OF THE BANK. The obligations of
the Bank to LMFP with respect to the LMFP Account Information shall include (but not be limited to) the following:

                                    5.6.1 To establish and enforce procedures to
ensure that the LMFP Account Information is made available only as authorized herein and is not utilized in connection with any activities not permitted pursuant to the Program Agreement.

                                    5.6.2 Upon request, and after reasonable
notice, to disclose to LMFP all material facts concerning dissemination and use of the LMFP Account Information by the Bank.

                  6.       SEPARATION OF BUSINESSES

                           6.1      SEPARATION OF BANK OPERATIONS. The Bank
shall maintain total separation of its business from the businesses of LMFP and LMFS, including separation of records, and shall conduct its business at all times so as not to lead to confusion between its business and the businesses conducted by LMFP and LMFS.

                           6.2      SEPARATION OF LMFP AND LMFS OPERATIONS. LMFP
and LMFS shall maintain total separation of their businesses from the business of the Bank, including separation of records, and shall conduct their businesses at all times so as not to lead to confusion between their businesses and the business conducted by the Bank.

                  7. ACCESS. The Bank's supervisory personnel, LMFP's supervisory personnel, LMFS's supervisory personnel, representatives of state and federal banking, securities and insurance regulatory authorities, the NASD and any other entity having jurisdiction over the operation of LMFP and the conduct of the Financial Advisors shall have unimpeded access during the Bank's business hours to the Sales Areas, to all records maintained in connection with the operation of the LMFP Program which are required to be maintained pursuant to banking, securities and insurance laws and regulations, and to the Financial Advisors and their LMFP personnel records. The Bank shall have unimpeded access during the Bank's business hours to the Sales Areas and records maintained in connection with the operation of the LMFP Program to verify that LMFP, LMFS and the Financial Advisors are complying with this Program Agreement.

                  8. BANK COSTS AND EXPENSES. The Bank shall be directly responsible for the costs and expenses associated with the following items in connection with the operation of the LMFP Program:

                           8.1      All Financial Advisor compensation, expenses
and costs, including recruitment costs, fringe benefits, travel expenses, errors and omissions insurance premiums, training (other than training conducted by LMFP with respect to the LMFP Program), costs associated with obtaining any licenses (including NASD Series 7 licenses), and all costs associated with quote machines and other equipment necessary to conduct a securities brokerage business;

                           8.2      Salary and benefits for the Bank Employees;

                           8.3      Production and printing of signage regarding
the LMFP Program in the Bank;

                           8.4      All costs incurred in connection with the
preparation, printing and distribution of advertising and promotional materials regarding the LMFP Program which have been approved by an authorized officer of the Bank; and

                           8.5      All costs incurred in connection with the
preparation and distribution of LMFP Account Information to the Bank and any other reports requested by the Bank, other than those reports enumerated in
Section 2.6.


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                  9.       ADVERTISING AND PROMOTION

                           9.1      RESPONSIBILITY. The Bank shall be
responsible for the promotion of the LMFP Program and LMFP Products. LMFP and LMFS shall advise and assist the Bank in the promotion of the LMFP Program. Nothing herein obligates LMFP or LMFS or the Bank to conduct any media advertising.

                           9.2      PREPARATION. Advertising, direct mail,
marketing material and other publicity regarding the LMFP Program and LMFP Products shall be prepared by LMFP and LMFS, or by the Bank with the advice and assistance of LMFP, or, in the case of material relating to a specific LMFP Product, by the issuer thereof. LMFP or the issuer, as the case may be, shall be responsible for ensuring that all materials conform to applicable federal and state laws and regulations. The Bank may not print or distribute any advertising, marketing material or sales literature relating to the LMFP Program or LMFP Products unless it has received prior written approval from an authorized LMFP principal. LMFP and LMFS may use the name of the Bank and/or its affiliates only to identify the locations where information regarding the LMFP Program or LMFP Products may be obtained. All advertising and promotional materials and telemarketing scripts shall disclose clearly and conspicuously that the Bank is not a registered broker/dealer, that the customer will be dealing solely with LMFP and/or LMFS, that LMFP and/or LMFS are not affiliated with the Bank or its affiliates and that the LMFP Products offered are not insured by the FDIC or any other federal or state agency, are not deposits or other obligations of the Bank, and are subject to investment risks, including possible loss of the principal amount invested. Where applicable, the existence of an advisory or any other material relationship between the Bank or an affiliate of the Bank and any mutual funds whose shares are sold by LMFP or any material relationship between the Bank or any affiliate of the Bank with LMFP and/or LMFS shall be disclosed.

                  10. LMFP, LMFS AND LMWW SERVICE MARKS. The Bank acknowledges that (i) LMFP is the owner of the "LM Financial Partners, Incorporated" service mark, and all derivatives thereof, (ii) LMFS is the owner of the "Legg Mason Financial Services, Inc." service mark, and all derivatives thereof, and (iii) LMWW is the owner of the Leg Mason Wood Walker, Incorporated" service mark, and all derivatives thereof. The Bank is not granted a license or right to use the LMFP, LMFS or LMWW service marks in any manner without the prior written consent of LMFP, LMFS or LMWW service marks pursuant to a written consent shall comply in all respects with the terms of that written consent.

                  11.      COMPENSATION TO THE BANK

                           11.1     PROGRAM PAYMENTS. LMFP shall make Program
Payments to the Bank with respect to all securities transactions which are attributable to customer accounts established with LMFP through the operation of the LMFP Program in accordance with SCHEDULE A attached hereto and made a part hereof. Program Payments shall be made to the Bank on or around the 15th day of the following calendar month with respect to all securities transactions settled through the end of the immediately preceding calendar month. Each Program Payment shall be accompanied by a record of transactions.

                           11.2     RENTAL PAYMENTS. LMFP or LMFS shall make
Rental Payments pursuant to the Lease.

                  12. REPRESENTATIONS AND WARRANTIES OF LMFP AND LMFS. LMFP and LMFS represent, warrant and agree that:

                           12.1     LMFP is duly registered as a broker-dealer
and investment advisor with the SEC, and any other applicable state or federal agency or self regulatory organization having jurisdiction over LMFP and is in good standing with the NASD and the Securities Investor Protection Corporation ("SIPC");

                           12.2     During the term of this Program Agreement,
LMFP will remain duly licensed and in good standing as a securities broker-dealer and an investment advisor under all applicable federal and state laws and regulations;

                           12.3     LMFS is duly licensed with applicable state
insurance regulatory bodies;


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                           12.4     During the term of this Program Agreement,
LMFS will remain duly licensed and in good standing as an insurance agency under all applicable state laws and regulations;

                           12.5     LMFP and LMFS have all requisite authority,
in conformity with applicable laws and regulations, to enter into and perform this Program Agreement; and

                           12.6     LMFP and LMFS shall keep confidential any
information not generally available to the public, which they may acquire as a result of this Program Agreement, regarding the business and affairs of the Bank and its customers. Such requirement shall survive the termination of the Program Agreement for so long as such information remains confidential information and/or a trade secret of the Bank;

                           12.7     This Program Agreement has been duly
authorized, executed and delivered by LMFP and LMFS and constitutes legal, valid and binding obligations of LMFP and LMFS; and

                           12.8     LMFP and LMFS shall conduct their activities
in conformity with all material provisions of the Compliance Manual and all applicable laws, regulations, and rules, including the Interagency Statement on Retail Sales of Nondeposit Investment Products and NASD Rule 2350 (Broker-Dealer Conduct on the Premises of Financial Institutions).

                  13. REPRESENTATIONS AND WARRANTIES OF THE BANK. The Bank represents, warrants and agrees that:

                           13.1     The Bank has all requisite authority, in
conformity with applicable laws and regulations, to enter into this Program Agreement, to retain the services of LMFP and LMFS and to provide the services required of it under this Program Agreement;

                           13.2     The Bank, is and will remain, in compliance
with all applicable laws, rules and regulations that may apply to it from time to time by any regulatory bodies or agencies having jurisdiction over the Bank with respect to the performance of the Bank's obligations under this Program Agreement;

                           13.3     The Bank and its subsidiaries shall keep
confidential any information not generally available to the public, which it may acquire as a result of this Program Agreement, regarding the business and affairs of LMFP and LMFS. Such requirement shall survive termination of this Program Agreement for so long as such information remains confidential and/or a trade secret of LMFP and LMFS;

                           13.4     This Program Agreement has been duly
authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank;

                           13.5     All records of LMFP and LMFS that by law or
regulation must be maintained on the premises of the Bank and/or its affiliates shall be maintained by the Bank in accordance with the instructions of LMFP and LMFS; and

                           13.6     The Bank shall conduct its activities in
connection with the LMFP Program in accordance with all material provisions of the Compliance Manual and all applicable laws, regulations and rules including the Interagency Statement on Retail Sales of Nondeposit Investment Products and NASD Rule 2350 (Broker-Dealer Conduct on the Premises of Financial Institutions).

                  14.      INDEMNIFICATION

                           14.1     BY LMFP. LMFP shall defend, reimburse,
indemnify and hold harmless the Bank, its affiliates, officers, directors, employees and agents against any and all losses, claims, damages, liabilities, actions, costs or expenses, joint or several, to which any indemnified party may become subject (including any amounts paid in settlement or compromise, provided LMFP shall have given its prior written approval of such settlement or compromise), insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise in connection with or are based upon: (i) the breach by LMFP or LMFS of any material provision of the Program


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Agreement, including (but not limited to) any representation, warranty or covenant made by LMFP or LMFS herein; (ii) any act or omission to act, whether negligent, reckless or intentional, by LMFP or LMFS or any Financial Advisor acting in his or her capacity as a Financial Advisor; (iii) the failure of LMFP or LMFS to comply with securities and other laws, rules and regulations applicable to the LMFP Program; or (iv) the failure of LMFP or LMFS to comply with insurance and other laws, rules and regulations applicable to the LMFP Program.

                           14.2     BY THE BANK. The Bank shall defend,
reimburse, indemnify and hold harmless LMFP, LMFS, LMWW, their affiliates, officers, directors, employees and agents against any and all losses, claims, damages, liabilities, actions, costs or expenses, joint or several, to which any indemnified party may become subject (including any legal or other expenses reasonably incurred by it in connection with investigating any claim against it and any amounts paid in settlement or compromise, provided the Bank shall have given its prior written approval of such settlement or compromise), insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise in connection with or are based upon: (i) the breach by the Bank of any material provision of this Program Agreement, including (but not limited to) any representation, warranty or covenant made by the Bank herein; (ii) any act or omission to act, whether negligent, reckless or intentional, by the Bank or its affiliates in connection with either the LMFP Program or unrelated banking activities; (iii) any act or omission to act, whether negligent, reckless or intentional, by any Financial Advisor, which is done pursuant to Bank instruction or direction; or (iv) the failure of the Bank or its affiliates to comply with all banking laws, rules and regulations applicable to the LMFP Program.

                           14.3     NOTICE OF INDEMNIFICATION. In the event any
legal proceeding is threatened or instituted or any claim or demand is asserted by any person for which payment may be sought by one party hereto from the other party under the provisions of this SECTION 14, the party seeking indemnification (the "Indemnitee") will promptly cause written notice of the assertion of any such claim of which it has knowledge to be forwarded to the other party (the "Indemnitor"). Any notice of a claim will state specifically the material provision, representation, warranty or covenant with respect to which the claim is made (if applicable), the facts giving rise to an alleged basis for the claim and the amount of the liability asserted against the Indemnitor by reason of the claim.

                           14.4     INDEMNIFICATION PROCEDURE FOR THIRD-PARTY
CLAIMS. In the event of the assertion of a claim or the initiation of any legal proceeding against an Indemnitee by a third party, the Indemnitor will have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnitee may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnitee defends against or otherwise deals with any such proceeding, claim or demand, the Indemnitee may retain counsel, at the Indemnitor's expense, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnitee may settle any such proceeding without the consent of the other party, such consent not to be unreasonably withheld. In the event a claim, demand or legal proceeding arises in connection with events or allegations such that LMFP and the Bank each seek indemnification from the other by reason of the claim, the parties agree that each party shall be liable for a share of all costs and expenses incurred in the defense, settlement and resolution of the claim in proportion to each party's relative fault in the matter. After any final judgment or award has been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement has been consummated, or the Indemnitee and the Indemnitor have arrived at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnitee will forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor will pay all of the sums so owing to the Indemnitee by wire transfer, certified or bank cashier's check within thirty (30) days after the date of such notice.

                  15.      TERM AND TERMINATION

                           15.1     TERM. The term of this Program Agreement
shall commence on the Effective Date (as defined in SECTION 17.1) and shall continue for an initial period of one (1) year, and shall automatically continue for additional one (1) year renewal periods thereafter, unless terminated at the option of either party pursuant to sixty (60) days prior written notice to the other party at or before the expiration of the initial one (1) year


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period or any one (1) year renewal period, or unless this Program Agreement is earlier terminated as provided herein. Provided however, that termination of this Program Agreement following written notice shall not become effective until the late of (i) sixty (60) days following notice or (ii) the completion of the conversion of the LMFP Program Accounts to a successor brokerage firm. Each party agrees to cooperate fully so as to expedite the conversion process.

                           15.2     TERMINATION UPON LEASE TERMINATION. This
Program Agreement shall terminate concurrently with the termination of the Lease.

                           15.3     TERMINATION FOR CAUSE.

                                    15.3.1 BY LMFP AND LMFS. LMFP and LMFS may
terminate this Program Agreement immediately in the event the Bank is enjoined, disabled, suspended or otherwise unable to engage in the banking business or any part of it as a result of any administrative or judicial proceeding or action.

                                    15.3.2 BY THE BANK. The Bank may terminate
this Program Agreement immediately in the event LMFP or LMFS are enjoined, disabled, suspended or otherwise unable to engage in the securities or insurance business or any part of it as a result of any administrative or judicial proceeding or action.

                                    15.3.3 BY EITHER PARTY. Either the Bank or
LMFP and LMFS may terminate this Program Agreement immediately if the other has materially breached any material provision of this Program Agreement and, after written notice thereof, the breaching party has not cured or commenced a cure within thirty (30) days of it's receipt of notice.

                  16. NOTICES. Any notice required or permitted under this Program Agreement shall be in writing and either hand delivered or mailed by certified mail, return receipt requested, to the following addresses:

                           LMFP:         LM Financial Partners, Inc.
                                         100 Light Street, 27th Floor
                                         Baltimore, Maryland  21202
                                         Attention:  Mr. John Houston

                           LMFS:         Legg Mason Financial Services, Inc.
                                         100 Light Street
                                         Baltimore, Maryland 21202
                                         Attention:  Mr. Laurens N. Sullivan

                           THE BANK:     Pinnacle Bank
                                         3401 West End Avenue, Suite 306
                                         Nashville, TN 37203
                                         Attention:  Mr. Robert A. McCabe, Jr.

                  Notice shall be deemed given on the date of receipt, in the case of hand delivery, or on the date delivered, as shown on the U.S. Postal Service return receipt, in the case of mailing. Any party may change the address to which notice is to be delivered to it under this Program Agreement by giving notice to that effect to the other parties hereto in the manner provided in this Section.

                  17.      GENERAL PROVISIONS

                           17.1     AMENDMENT AND BINDING NATURE OF PROGRAM
AGREEMENT. Except as otherwise provided herein, this Program Agreement may be amended, modified or supplemented only by a writing signed by all parties hereto. This Program Agreement shall be binding upon all approved successors and assigns of the parties. This Program Agreement may not be assigned to any entity other than an affiliate of a party without the prior written consent of the non-assigning parties and any requisite review and/or approval of any regulatory agency or self-regulatory body.

                           17.2.    NO AGENCY. Neither this Program Agreement
nor any operation hereunder is intended to be, shall be deemed to be, or shall be treated as a general or limited partnership or a joint venture or as creating an agency relationship between LMFP, LMFS and the Bank and/or their affiliates.

                           17.3.    CONTROLLING LAW. Except regarding matters
controlled by federal law, this Program Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

                           17.4.    HEADINGS. The headings preceding the text
hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Program Agreement.

                           17.5.    SEVERABILITY. If any term, provision or
condition of this Program Agreement is held to be invalid, unenforceable or illegal by any court, regulatory agency or self-regulatory body, such invalidity, unenforceability or illegality shall attach only to that term, provision or condition, and the validity and enforceability of the remaining portions of this Program Agreement shall not be affected.

                           17.6.    WAIVER. The failure by any party to exercise
any right, power, remedy or privilege contained herein, or existing under controlling law, now or hereafter in effect, shall not be construed to be a waiver of that right, power, remedy or privilege or to preclude further exercise thereof.

                           17.7.    ARBITRATION. The Bank, LMFP and LMFS agree
that any claim or controversy arising from or under this Program Agreement will be settled by arbitration before the National Association of Securities Dealers, Inc.; but any party may file an action for and obtain temporary injunctive relief before being compelled to arbitrate.

                           17.8.    FIDUCIARY OBLIGATION. This Program Agreement
creates no fiduciary obligation or responsibilities between the parties or between the Bank and any third parties purchasing products under the LMFP Program.

                           17.9.    SURVIVABILITY. The obligations of the
parties under SECTIONS 5.2, 10, 14 AND 17.7 shall survive the termination of this Program Agreement.

                           17.10.   EFFECTIVE DATE. The Effective Date of this
Program Agreement is ______________, _______.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Program Agreement to be executed on its behalf as of the date first above written.


ATTEST:                        LM FINANCIAL PARTNERS, INC.

/s/ GREGORY B. MCSHEA          By:      /s/ HORACE M. LOWMAN, JR.         (SEAL)
------------------------------    ----------------------------------------
Gregory B. McShea, Secretary   Name:  Horace M. Lowman, Jr.
                               Title: Chairman

ATTEST:                        LEGG MASON FINANCIAL SERVICES, INC.

                               By:      /s/ LAURENS N. SULLIVAN           (SEAL)
------------------------------    ----------------------------------------
                               Name:  Laurens N. Sullivan
                               Title: President

ATTEST:                        PINNACLE BANK

/s/ HUGH M. QUEENER            By:      /s/ ROBERT A. MCCABE, JR.         (SEAL)
------------------------------    ----------------------------------------
Hugh M. Queener, Secretary     Name:  Robert A. McCabe, Jr.
                               Title: Chairman

                                   SCHEDULE A

                  LMFP shall pay to the Bank an amount equal to that percentage of (i) Commissions Credits received or retained by LMFP with respect to securities transactions attributable to brokerage accounts established through the operation of the LMFP Program (excluding Bank Securities and any securities which are also insurance products, and (ii) fees received or retained by LMFP with respect to referrals made by LMFP Financial Advisors to LMFP affiliates ("fees"), as follows: 87.5% of Commission Credits and Fees during the initial twelve (12) month period. Upon reaching $1,000,001 in Gross Production, payout will be 90%, retroactive to the first dollar of Commission Credits and Fees. Upon reaching $1,500,001 in Gross Production, payout will be 92.5%, retroactive to the first dollar of Commission Credits and Fees. For all periods thereafter, LMFP shall pay as follows: 77.5% of Commission Credits and Fees for Gross Production up to $250,000, 85% of Commission Credits and Fees for Gross Production from $250,001 to $500,000, 87.5% of Commission Credits and Fees for Gross Production from $500,001 to $2,500,000; and 90% of Commission Credits and Fees for Gross Production in excess of $2,500,001. The payout on the first $25,000 of Gross Production after the initial twelve month period will be adjusted retroactively to 80% when $250,000 is exceeded. LMFP shall deduct from Bank's share of Commission Credits and Fees any clearing or other charges incurred by the LMFP Program at the Bank.

                  As used herein, "Commission Credits" means (i) with respect to shares of mutual funds, the amount reallowable to dealers as shown in the current prospectuses of such mutual funds pursuant to Item 7(b)(iv) of Form N-1A under the Investment Company Act of 1940 (the "1940 Act"), plus all amounts received by LMFP from the principal underwriter (as that term is defined under the 1940 Act) of such mutual funds pursuant to Rule 12B-1 under the 1940 Act, and (ii) with respect to other securities, all commissions, fees, discounts, and other sales compensation. Any applicable LMWW postage and handling fees shall be deducted from the items set forth in the definition of Commission Credits prior to the calculation of the total amount of Commission Credits. Additionally, as used herein, "Gross Production" means the cumulative total of all Commission Credits, Fees and any commissions and other sales compensation related to sales of insurance products attributable to the LMFP Program. However, commissions and other sales compensation with respect to sales of insurance products under the LMFP Program shall be added to Commission Credits earned hereunder solely for the purpose of determining whether the Gross Production thresholds under this Schedule A has been met.

                  LMFP shall have the right to cancel transactions in its sole discretion. If transactions are canceled after LMFP has paid monthly Program Payments with respect to Commission Credits earned on the canceled transactions, LMFP either may deduct the appropriate percentage of the canceled commission from the Program Payment owed to the Bank for the next Program Payment period, or may request, in writing, that the Bank pay LMFP the appropriate percentage of canceled commission within fifteen (15) days of such written request.

                                      LEASE

         THIS LEASE (the "Lease") is made this __th day of _______, _______, by and among LM Financial Partners, Inc., a Maryland corporation ("LMFP"), Legg Mason Financial Services, Inc., a Maryland corporation ("LMFS") (with LMFP and LMFS collectively referred to as "Tenant"), and Pinnacle Bank ("Landlord").

         IN CONSIDERATION of the covenants and agreements hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises (the "Sales Area" or "Sales Areas") within the offices of the Landlord described on Exhibit A attached hereto and made a part hereof, upon the following terms and conditions:

         1.       TERM.

                  1.1 This Lease shall commence and terminate concurrently and in accordance with the provisions of the Brokerage Program Agreement, of even date herewith, between Landlord and Tenant (the "Program Agreement"), the terms of which (including the definitions set forth therein) are hereby incorporated by reference.

                  1.2 Upon the termination of the Lease, all of Tenant's rights herein, including, but not limited to, the right to use and occupy the Sales Areas, shall immediately cease, and such rights shall vest solely in Landlord.

                  1.3 As to each Sales Area, this Lease shall terminate, upon thirty (30) days prior written notice to Tenant, in the event Landlord ceases to provide banking services to the public at the building in which a Sales Area is located.

         2. RENT. Tenant shall pay to Landlord Rent in the amount specified in Exhibit A. Any other sum of money which this Lease requires Tenant to pay shall be treated as Rent, and is hereafter referred to as "Additional Rent". Rent and Additional Rent shall be payable on or before the fifteenth
(15th) day of each calendar month.

         3.       SALES AREA.

                  3.1 If required by applicable regulations, the Sales Area shall be deemed a branch of Tenant. Although the Sales Area is owned or leased by Landlord, it shall be a segregated and distinct area within the branch of Bank and shall be maintained in accordance with applicable state and federal laws and regulations relating to the separation of space within a bank for the sale of insurance and securities products. Landlord shall be responsible for maintenance of the Sales Area in a satisfactory condition.

                  3.2 If Landlord occupies the banking premises in which the Sales Area is located pursuant to a lease (the "Master Lease"), this Lease shall be subject and subordinate to all terms and conditions of the Master Lease.

         4.       USE OF SALES AREA AND EQUIPMENT.

                  4.1 The Sales Area shall be used by Tenant exclusively for the offering and sale of LMFP Products through the efforts of Program Representatives.

                  4.2 The Sales Areas shall be occupied by Tenant promptly after the Effective Date, and Tenant shall conduct the business permitted under this Lease and keep the Sales Areas open for business during the days and hours agreed to by Landlord and Tenant from time-to-time.

                  4.3 Landlord agrees to provide, at its sole expense, one clean, voice grade telephone line which does not go through a switchboard and is capable of direct dialing for modem transmission of information to LMFP's central computer. All telephone expenses shall be paid by Landlord; provided, however, Landlord shall not be responsible for long distance charges unless LMFP provides a toll free number to its home office for use by Sales Agents. Landlord shall not be responsible for long distance charges which are not related to the sale of LMFP Products. Landlord shall provide a facsimile machine, desks, chairs, literature racks, point-of-sale display furnishings and equipment, telephones and normal office business supplies in each of the Sales Areas as well as access to a photocopy machine.

         5. COMMON AREAS. During the Term, Tenant shall have a nonexclusive license to use, in common with others, the corridors, restroom facilities and other interior and exterior common areas of Landlord's premises in which the Sales Areas are located (the "Common Areas"). Tenant's use of the Common Areas shall be subject to such reasonable rules and regulations as Landlord may issue from time to time. Landlord shall, at all times, have full and exclusive control, management and direction of the Common Areas.

         6. PRODUCTS. Tenant shall offer and sell any or all securities and insurance products as from time to time are included in the LMFP Program.

         7. SIGNS AND ADVERTISING. At all times when a Sales Area is in use by Tenant, Tenant agrees to maintain a sign or signs in the Sales Area which shall display the name or names of Tenant and any other data conventionally or traditionally used for its signs, provided that the form and content of each sign shall be first approved by Landlord. Each sign shall expressly disclose that Tenant is a distinct and separate entity from, and not affiliated with, Landlord or any affiliate of Landlord. No other sign or advertising display may be installed in a Sales Area without first obtaining Landlord's prior approval. Landlord may not advertise, promote or announce publicly in any fashion the availability of insurance products or any information regarding such insurance, including, without limitation, the name of insurance companies represented by Tenant and premium rates.

         8. ASSIGNMENT AND SUBLETTING. Tenant shall (i) not assign or encumber the Lease or Tenant's interest hereunder, in whole or in part, and (ii) not sublet or permit the occupancy or use by any other party of all or any part of any of the Sales Areas without the prior written consent of Landlord. Landlord shall not assign this Lease without the prior written consent of Tenant. For purposes of this Section, "assign" shall include any transfer of this Lease, including, but not limited to, by sale or assignment, but shall not include an implied assignment by merger or other disposition of ownership interests.

         9. DAMAGE TO PREMISES. Tenant shall reimburse Landlord, as Additional Rent, for (i) the cost to repair any damage to the Sales Areas caused by Tenant, and (ii) the installation or removal in the Sales Area of any property for Tenant's use, regardless of fault or by whom such damage shall be caused, unless caused by Landlord, its agents, employees or contractors.

         10.      TENANT'S ALTERATIONS.

                  10.1 Tenant shall not make any structural alterations or additions on or to any Sales Areas without first obtaining Landlord's written approval, which approval may be granted or denied in Landlord's sole, but reasonable, discretion. Tenant agrees that any improvements made by it shall become the property of Landlord and remain upon the Sales Area; provided that, upon the termination of the Lease by either party and upon notice by Tenant to Landlord within thirty (30) days after the date on which the Lease is terminated, Tenant shall have the right to remove any or all of those improvements and to restore the Sales Area to its condition as of the Effective Date, excluding ordinary wear and tear. All property not removed by Tenant within thirty (30) days after Tenant gives notice to Landlord of its intent to remove any improvements shall remain Landlord's property.

                  10.2 Tenant shall not permit any mechanic's or materialman's lien to be established against Tenant's leasehold interest in the Sales Area.

         11. REPAIRS TO BE MADE BY TENANT. Tenant shall surrender the Sales Areas at the expiration of the lease, or at such other time as it may vacate the Sales Areas, in as good condition as existed on the Effective Date, except for ordinary wear and tear and damage by fire or other hazard covered by Landlord's insurance. In connection with the surrender to Landlord of the Sales Areas, Tenant shall remove from the Sales Areas all trade fixtures and equipment, all trademarks, trade insignia and signs. Any such removal shall be done in a workmanlike manner, leaving the Sales Areas in the same condition and appearance which existed immediately prior to the Effective Date, ordinary wear and tear excepted.

         12.      INSURANCE.

                  12.1 Tenant shall maintain, at its expense, public liability insurance coverage with limits of not less than One Million Dollars ($1,000,000) per occurrence. The insurance policy or policies shall name Landlord and Tenant as insureds, as their interests may appear, and cover them from and against claims for personal injuries, death or property damage occurring in, upon or about the Sales Area.

                  12.2 Tenant shall not cancel or reduce the coverage of any insurance policy maintained by it under this Section without thirty (30) days prior written notice to Landlord.

                  12.3 Tenant shall, prior to its entry onto any Sales Area, and annually thereafter, upon request by Landlord, furnish Landlord with a certificate or endorsement showing that the insurance referred to in this
Section is in full force and effect and a copy of all policies in reference thereto.

                  12.4 As to any Sales Area which is subject to a Master Lease, Tenant's obligations under this Section are owed also to the Master Lessor under each Master Lease.

         13. TENANT'S UTILITIES AND TAXES. Landlord shall pay all charges for all utilities, including but not limited to, water, fuel, telephone (except as otherwise provided in Section 4.3), postage and electricity consumed in the Sales Area. Tenant shall be responsible for, and shall pay when due, all taxes assessed against any leasehold interest or personal property owned by or placed in, upon or about the Sales Area by Tenant. If Tenant fails to pay any of the aforementioned taxes, Landlord may, but is not required to, pay any such tax, and Tenant agrees to reimburse Landlord for same ten (10) days after written demand therefore. Any payment hereunder shall be deemed collectible by Landlord as Additional Rent.

         14.      DEFAULT AND REMEDIES.

                  14.1 Tenant covenants and agrees to pay the Rent, together with all other sums of money which under the provisions hereof may be considered as Additional Rent, at the times and in the manner hereinabove set forth.

                  14.2 If Tenant shall fail to pay any installment of Rent or Additional Rent when due, then Landlord shall deliver written notice to Tenant identifying the Rent or Additional Rent in arrears and Tenant shall, within thirty (30) days after delivery of Landlord's notice (the "Cure Period"), pay to Landlord that amount which is due. If Tenant fails to make payment within the Cure Period, Landlord may, at its option, re-enter and resume possession of the Sales Areas, declare this Lease, and the tenancy hereby created, terminated, and thereupon remove all persons and property from the Sales Areas, with or without resort to process of any court, and by force or otherwise; and notwithstanding such re-entry, Tenant shall remain liable for any Rent and other amounts due or accred to Landlord or damages caused to Landlord prior thereto.

         15. WASTE. Tenant shall not commit, or suffer to be committed, any waste upon the Sales Area, or any nuisance or other act or thing which may disturb the quiet enjoyment of the branches in which the Sales Areas are located.

         16. NOTICES. All payment of Rent and Additional Rent shall be made to Landlord at 3401 West End Avenue, Suite 306, Nashville, TN 37203 or at such other place as Landlord shall designate in writing to Tenant. Any notice required or permitted under this Lease shall be deemed effective if sent in accordance with the notice provisions of the Program Agreement.

         17. COMPLETE AGREEMENT. This Lease and the Program Agreement are intended by the parties as a final and complete expression of their agreement and as an exclusive statement of the terms thereof, and may not be amended except in a writing signed by all the parties hereto or their respective successors or assigns. This Lease and the covenants and conditions herein contained shall inure to the benefit of, and be binding upon, Landlord, its successors and assigns, and shall inure to the benefit of, and be binding upon, Tenant, its successors and assigns.

         18. NO AGENCY, PARTNERSHIP OR JOINT VENTURE AND NO LIABILITY FOR DEBTS. The relationship of the parties hereto shall be solely that of landlord and tenant. In the performance of Tenant's duties or obligations under this Lease, or any other contract, commitment, undertaking or agreement made pursuant to this Lease, Tenant shall not be deemed to be, or permit itself to be understood to be, the employee, servant or agent of Landlord and shall, at all times, take whatever measures are necessary to ensure that its status shall be that of tenant, operating the Sales Area as a separate entity. Nothing in this Lease shall be construed as creating a partnership or joint venture between Landlord and Tenant, or any other party hereto. Neither Landlord nor Tenant shall be liable for any debts or obligations of the other.

         19. CONTROLLING LAW. Except regarding matters controlled by federal law, this Lease shall be governed by and construed in accordance with the laws of the State of Maryland.

         20. HEADINGS. The headings preceding the text hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Lease.

         21. SEVERABILITY. If any term, provision or condition of this Lease is held to be invalid, unenforceable or illegal by any court, regulatory agency or self-regulatory body, such invalidity, unenforceability or illegality shall attach only to that term, provision or condition, and the validity and enforceability of the remaining portions of this Lease shall not be affected.

         22. WAIVER. The failure by either party to exercise any right, power, remedy or privilege contained herein, or existing under controlling law, now or hereafter in effect, shall not be construed to be a waiver of that right, power, remedy or privilege or to preclude further exercise thereof.

         23. ARBITRATION. Landlord and Tenant agree that any claim or controversy arising from or under this Lease will be settled by arbitration before the National Association of Securities Dealers, Inc.; but either party may file an action for and obtain temporary injunctive relief before being compelled to arbitrate.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be executed on its behalf as of the date first above written.

ATTEST:                                   LANDLORD:

/s/ HUGH M. QUEENER             By:      /s/ ROBERT A. MCCABE, JR.        (SEAL)
------------------------------     ---------------------------------------
Hugh M. Queener, Secretary               Name:  Robert A. McCabe, Jr.
                                         Title: Chairman

ATTEST:                                  TENANT:
                                         LM FINANCIAL PARTNERS, INC.

/s/ GREGORY B. MCSHEA           By:      /s/ HORACE M. LOWMAN, JR.        (SEAL)
------------------------------     ---------------------------------------
Gregory B. McShea, Secretary             Name:  Horace M. Lowman, Jr.
                                         Title: Chairman

ATTEST:                                  LEGG MASON
                                         FINANCIAL SERVICES, INC.

                                By:      /s/ LAURENS N. SULLIVAN          (SEAL)
------------------------------     ---------------------------------------
                                         Name:  Laurens N. Sullivan
                                         Title: President

                                    EXHIBIT A

         RENT: LMFP shall pay to the bank $105 per month ($5 per business day per Sales Area) plus an amount equal to that percentage of Commission Credits received or retained by LMFP with respect to sales of insurance products attributable to brokerage accounts established through the operation of the LMFP program at the Sales Areas as follows: 87.5% during the initial twelve (12) month period. Upon reaching $1,000,001 in Gross Production, payout will be 90%, retroactive to the first dollar of Insurance Commissions. Upon reaching $1,500,001 in Gross Production, payout will be 92.5%, retroactive to the first dollar of Insurance Commissions. For all periods thereafter, LMFP shall pay as follows: 77.5% of Insurance Commissions for Gross Production up to $250,000; 85% of Insurance Commissions for Gross Production from $250,0001 to $500,000; 87.5% of Insurance Commissions for Gross Production from $500,001 to $2,500,000; and 90% of Insurance Commissions for Gross Production in excess of $2,500,000.

         SALES AREAS:

         3401 West End Avenue
         Suite 306
         Nashville, TN 37203